Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Thursday, February 22, 2018		(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE FIRST QUARTER OF 2018

MILL VALLEY, CA – Thursday, February 22, 2018 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.28 per share. The first quarter 2018 dividend is payable on March 29, 2018 to stockholders of record on March 15, 2018.
"The payment of regular dividends remains a priority for Redwood. Our first quarter dividend will mark our 75th consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.